As filed with the Securities and Exchange Commission on 20
September, 1994

                  Registration
No.



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           The Securities Act of 1933


                                DEERE & COMPANY
(Exact name of registrant as specified in its charter)

           Delaware                                   36-2382580
          (State or other jurisdiction of
(I.R.S. employer identification no.)
          incorporation or organization)

John Deere Road, Moline, Illinois  61265
(Address of principal executive offices)

     JOHN DEERE SAVINGS AND INVESTMENT PLAN
(Full title of the plan)

Frank S. Cottrell
Deere & Company
John  Deere Road
Moline, Illinois 61265
309/765-4675
(Name and address and telephone number of agent for service)


Calculation of Registration Fee

Title of securities to be registered:  Common Stock, $1 par value

Amount to be registered(1):  2,000,000 Shares (1)

Proposed maximum offering price per share:  $72.625(2)

Proposed maximum aggregate offering price:  $145,250,000(2)

Amount of registration fee:  $50,086.21(2)

(1)In addition, pursuant to Rule 416(c) under the Securities Act of 1933, the registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the John Deere
Savings And Investment Plan.

(2)The proposed maximum offering price, per share and in the aggregate, is being estimated solely for the purpose of computing the registration fee. In accordance with Rule 457(h), the per share maximum offering price used in this computation is equal to the average of the high and low prices of the common stock of the registrant reported on the New York Stock Exchange Composite Tape on 15
September, 1994.

In accordance with rule 429, the prospectus contained in this registration statement also relates to the securities registered on form S-8 nos. 33-49740, 33-24397 and 2-90384.

                                  PART II


            INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Registration of Additional Securities

   This Registration Statement is being filed to register additional securities of the same class as those for which Registration Statement on Form S-8, file number 33-49740 and 2-
90384 relating to the John Deere Savings And Investment Plan is effective.
The contents of Registration Statement on Form S-8, file number
33-49740 and 2-90384, as
amended, are incorporated herein by reference.



                                SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form
S-8 and has duly caused this registration statement or amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Rock Island, State of
Illinois, on 20 September 1994.


                                   DEERE & COMPANY


                                   By  /s/ Hans W. Becherer

                                            Hans W. Becherer
                                       Chairman and Chief
Executive Officer

   Pursuant to the requirements of the Securities Act of 1933, this registration statement or amendment has been signed by the following persons in the capacities and on the date indicated.

   Each person signing below hereby appoints Hans W. Becherer, David H. Stowe, Jr. and
Frank S. Cottrell and each of them as his or her attorney-in-fact to execute and file such amendments to this registration statement, and generally to do all such things, as such attorney-in-fact may deem appropriate to enable Deere & Company to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange
Commission.

Signature                Title                         Date


/s/  Hans W. Becherer    Director, Chairman and
Hans W. Becherer         Chief Executive Officer
                         (principal executive officer)

/s/  Pierre E. Leroy     Senior Vice President,
Pierre E. Leroy          Principal Financial Officer
                         and Principal Accounting
                         Officer

/s/  John R. Block       Director
John R. Block

/s/  Regina E. Herzlinger    Director    September 20, 1994
Regina E. Herzlinger

/s/  Arthur L. Kelly     Director
Arthur L. Kelly

/s/  William A. Schreyer    Director
William A. Schreyer

/s/  David H. Stowe, Jr.    Director
David H. Stowe, Jr.

/s/  Leonard A. Hadley      Director
Leonard A. Hadley

/s/ Arnold R. Weber         Director
Arnold R. Weber

/s/  Samuel C. Johnson      Director
Samuel C. Johnson

/s/  A. Santamarina V.      Director
A. Santamarina V.

/s/ J. R. Walter            Director
J. R. Walter

   Pursuant to the requirements of the Securities Act of 1933, the plan has duly caused this registration statement or amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the county of Rock Island, State of Illinois on


                         JOHN DEERE SAVINGS AND INVESTMENT PLAN,
                         DEERE & COMPANY, PLAN ADMINISTRATOR



                              By:  /s/  M. S. Plunkett
                                   M. S. Plunkett, Senior Vice
President

                               EXHIBIT INDEX



Uniform
Exhibit Number             Title             Page Number



Exhibit 5.1          Opinion of Counsel        6

Exhibit 5.2    Internal Revenue Service
               Determination Letter            7

Exhibit 23     Independent Auditors'
               Consent                         9

Exhibit 27     Financial Data Schedule
               (Incorporated by reference
               from Deere & Company Form 10-Q
               for the third quarter ended
               July 31, 1994, File no. 1-4121)

                                                  EXHIBIT 5.1

DEERE & COMPANY
JOHN DEERE ROAD
MOLINE, ILLINOIS  61265


FRANK S. COTTRELL
Vice President, General Counsel
and Secretary


20 September 1994


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington D.C.    20549

Dear Sirs:

I am the Secretary and General Counsel of Deere & Company, a Delaware corporation (the
"Company"), and have represented the Company in connection with the registration under the Securities Act of 1933 (the "Act") of 2,000,000 shares of the Company's common stock,
$1 par value (the "Shares"), to be issued under the John Deere Savings and Investment Plan
(the "Plan").

I have examined or caused to be examined originals or copies, certified or otherwise identified to my satisfaction, of such corporate and other records, certificates, documents and other papers, and have made or caused to be made such examination of law, as I deemed necessary for the purpose of this opinion.

Based on such examination, it is my opinion that the Shares being registered, when issued and paid for in accordance with the provisions of the Plan, will be legally issued, fully paid and nonassessable.

I consent to the filing of this opinion as an exhibit to the registration statement for the registration under the Act of the Shares.

Very truly  yours,

/s/  Frank S. Cottrell

Frank S. Cottrell
Vice President, General Counsel and Secretary

                                   EXHIBIT  5.2

Department of the Treasury          In reply refer to:  36010408
Internal Revenue Service            Mar. 10, 1987  LTR 835C
230 South Dearborn Street           36-2382580P    0000  74  003
Chicago, IL   60604                                02794

Deere & Company
John Deere Road
Moline, IL   61265

District Office Code and Case Serial Number:  366293207 EP
Name of Plan:  John Deere Savings and Investment Plan
Application Form:  5301
Date Amended:  May 29, 1985
Employer Identification Number:  36-2383580
Plan Number:  003
File Number:  360030035

Dear Applicant:

Based on the information supplied, we have made a favorable determination on your application identified above. Please keep this letter in your permanent records.

Continued qualification of the plan will depend on its effect in operation under its present form. (See section 1.401-1(b)(3) of the Income Tax Regulations.)
The status of the plan
in operation will be reviewed periodically.

The enclosed document describes some events that could occur after you receive this letter that would automatically nullify it without specific notice from us. The document also explains how operation of the plan may affect a favorable determination letter and contains information about filing requirements.

This letter relates only to the status of your plan under the Internal Revenue Code. It is not a determination regarding the effect of other Federal or local statutes.

This determination expresses an opinion on whether the amendment(s), in and of itself
(themselves), affect(s) the continued qualified status of the plan under Code section 401 and the exempt status of the related trust under section 501(a).
This determination should not
be construed as an opinion on the qualification of the plan as a whole and the exempt status of the related trust as a whole.

If you have any questions, please contact Anne Lucas at 312-886-9587.

                              Sincerely yours,

Department of the Treasury         36010408
Internal Revenue Service           Mar. 10, 1987  LTR 835C
230 South Dearborn Street          36-2382580P    0000  74  003
Chicago, IL   60604                           02795

Deere & Company
John Deere Road
Moline, IL   61265




                              /s/  J. R. Starkey
                              J. R. Starkey
                              District Director

Enclosure(s):
Pub 794
Opw-b-p-515



EXHIBIT 23

DELOITTE &
   TOUCHE LLP


       Two Prudential Plaza       Telephone:  (312) 946-3000
       180 North Stetson Avenue   Facsimile: (312) 946-2600
       Chicago, Illinois   60601-6779









INDEPENDENT AUDITORS' CONSENT




We consent to the incorporation by reference in this Registration Statement of the John
Deere Savings and Investment Plan on Form S-8 of the reports of Deloitte & Touche dated
December 8, 1993 and April 1, 1994, appearing in the Annual Report on Form 10-K, as amended, of Deere & Company for the year ended October 31, 1993 and to the reference to Deloitte & Touche under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/  Deloitte & Touche llp

DELOITTE & TOUCHE LLP

September 20, 1994